Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-213094) and Form S-8 (333-197934, 333-183513, 333-161630, 333-155598, 333-147866, 333-135822, 333-127716, 333-117885, 333-107700, 333-97541, 333-67480, 333-45736, 333-86091, 333-57573, 333-32161) of our reports dated March 14, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 30, 2017, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

March 14, 2018